UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2024

MANHATTAN ASSOCIATES, INC.

(Exact name of Registrant as Specified in Its Charter)

Georgia	0-23999	58-2373424
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Windy Ridge Parkway Tenth Floor
Atlanta, Georgia		30339
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 770 955-7070

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	MANH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On Thursday, May 23, 2024, Manhattan Associates, Inc., a Georgia corporation (the “Company”), held the Company’s 2024 Annual Meeting of Shareholders (the “Annual Meeting”) in Atlanta, Georgia. As of the record date, March 25, 2024, there were 61,569,549 shares of common stock entitled to vote at the Annual Meeting. There were present at the Annual Meeting, in person or by proxy, holders of 57,386,901 shares, representing approximately 93% of the common stock entitled to vote at the Annual Meeting.

The matters considered and voted on by the Company’s shareholders at the Annual Meeting, the votes cast for, or against, and the number of abstentions and broker non-votes with respect to each matter voted upon, as applicable, are set forth below:

Proposals	Term Expires	Number of Votes
		For	Against	Abstained	Broker Non-Votes
1. Election of Class II Directors
Deepak Raghavan	2027	26,651,066	28,527,302	125,102	2,083,431
Edmond I. Eger III	2027	53,692,670	1,455,239	155,561	2,083,431
Linda T. Hollembaek	2027	46,185,751	8,992,323	125,396	2,083,431

The nominees for Class II Directors were elected. Mr. Eger and Ms. Hollembaek received the affirmative vote of a majority of the votes cast; Mr. Raghavan did not. See Item 8.01 below for further information.

	Number of Votes
	For	Against	Abstained	Broker Non-Votes
2. Non-binding resolution to approve the compensation of the Company’s named executive officers.	51,093,922	4,080,304	129,244	2,083,431

The Company’s shareholders approved proposal 2 set forth above.

	Number of Votes
	For	Against	Abstained	Broker Non-Votes
3. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.	54,979,061	2,282,478	125,362	0

The Company’s shareholders approved proposal 3 set forth above.

Item 8.01. OTHER EVENTS

At the Annual Meeting, the number of votes cast for the reelection of Mr. Deepak Raghavan did not exceed the number of votes cast against his reelection. Consequently, in accordance with the Company’s Majority Voting Director Resignation Policy (the “Policy”), on May 23, 2024, Mr. Raghavan tendered his resignation from the Board, conditioned upon Board acceptance.

In accordance with the Policy, the Nomination and Governance Committee (the “Committee”) of the Board is expected to consider Mr. Raghavan’s resignation and recommend to the full Board what action to take with respect to the resignation, after which the Board will consider the recommendation. In determining whether to accept, reject or take other action with respect to the resignation, and the timing of any such action, the Committee and the Board may consider those factors they deem relevant, including the underlying reasons for the vote and the composition of the Board. Pursuant to the Policy, the Company promptly will announce the Board’s decision regarding the resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Manhattan Associates, Inc.

Date:	May 29, 2024	By:	/s/ Bruce S. Richards
Senior Vice President, Chief Legal Officer and Secretary